SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(D) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of Earliest Event Reported):  December 3, 1998


                     E. I. du Pont de Nemours and Company
            (Exact Name of Registrant as Specified in Its Charter)


            Delaware                   1-815              51-0014090
    (State or Other Jurisdiction     (Commission       (I.R.S Employer
         of Incorporation)           File Number)     Identification No.)


                              1007 Market Street
                          Wilmington, Delaware  19898
                   (Address of principal executive offices)


      Registrant's telephone number, including area code:  (302) 774-1000














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Item 5.  Other Events
         ------------

        The Year 2000 statements attached as an exhibit to and incorporated by reference in this Current report on Form 8-K are hereby designated as "Year 2000 Readiness Disclosures" as defined in section 3(9) of the Year 2000 Information and Readiness Disclosure Act (Public Law 105-271), enacted on October 19, 1998. These "Year 2000 Readiness Disclosures" represent statements included in prior filings with the Securities and Exchange Commission which have been and in the future may be superseded by the Company's most current disclosure regarding Year 2000 readiness. As of the date of this filing, the Company's most current disclosure regarding Year 2000 readiness is included in the Company's Quarterly Report on form 10-Q for the quarter ended September 30, 1998.


Item 7.  Financial Statements, Pro Forma Financial
         Statements and Exhibits
         -----------------------------------------

c. Exhibits.  The following exhibit is filed as part of this
              Current Report on Form 8-K:

Exhibit
  No.                      Description of Exhibit
-------      ---------------------------------------------------

  99         1.  Copy of the Registrant's "Year 2000 Readiness
                 Disclosure" from the company's Annual Report on Form 10-K for the year ended December 31, 1997.

             2.  Copy of the Registrant's "Year 2000 Readiness
                 Disclosure" from the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.






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                                  SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                 E. I. DU PONT DE NEMOURS AND COMPANY
                                             (Registrant)




                                           /s/ D. B. Smith
                                 ------------------------------------
                                             D. B. Smith
                                         Assistant Controller




December 3, 1998

























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                          EXHIBIT INDEX



Exhibit
  No.                      Description of Exhibit
-------      ---------------------------------------------------

  99         1.  Copy of the Registrant's "Year 2000 Readiness
                 Disclosure" from the company's Annual Report on Form 10-K for the year ended December 31, 1997.

             2.  Copy of the Registrant's "Year 2000 Readiness
                 Disclosure" from the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.















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                                                                   EXHIBIT 99

                       "YEAR 2000 READINESS DISCLOSURES"
                       ---------------------------------


1. Copy of the Registrant's "Year 2000 Readiness Disclosure" from the company's Annual Report on Form 10-K for the year ended December 31, 1997.

    YEAR 2000
    Historically, certain computer programs have been written using two digits rather than four digits to define the applicable year, which could result in computers recognizing a date using "00" as the year 1900 rather than the year 2000. This could result in major system failures or miscalcula-tions, and is generally referred to as the "Year 2000" problem or issue.

    The company is conducting a global assessment of its key internal computer systems and software and will take steps necessary to ensure that its information technology infrastructure will be Year 2000-capable. The com-pany has established a "Year 2000 Project Office" to lead and coordinate all of its global Year 2000 activities. This office is accountable to provide the necessary leadership, tools and knowledge required by all operating units to become Year 2000-capable. The company is also working with Computer Sciences Corporation and Andersen Consulting, who operate the majority of the company's global information systems and technology infrastructure, so that the services they provide will be Year 2000-capable. At this time, the company cannot reasonably estimate the poten-tial impact on its financial position and operations if key suppliers, customers and other constituents (e.g., government) do not become Year 2000-capable on a timely basis.

    Out-of-pocket costs incurred to become Year 2000-capable are currently estimated to be about $200 million and are not expected to have a material adverse effect on the company's financial condition, operations or liquidity. The company will devote all necessary resources to make its key systems Year 2000-capable on a timely basis.


2. Copy of the Registrant's "Year 2000 Readiness Disclosure" from the company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1998.

    YEAR 2000
    The company has essentially completed the inventory and assessment phases and has entered the remediation and testing phases of its plan to become Year 2000-capable. The company's target for completing its Year 2000 modifications is mid-1999; however, additional refinements and testing may continue through the end of 1999.

    The company currently expects total out-of-pocket costs to become Year 2000-capable to be in the range of $300 to $400 million. The company expects that such costs will not have a material adverse effect on the company's financial condition, operations or liquidity.





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    The foregoing timetable and assessment of costs to become Year 2000-
    capable reflect management's best estimates. These estimates are based upon many assumptions, including assumptions about the cost, availability and ability of resources to locate, remediate and modify affected systems. Based upon its activities to date, the company does not believe that these factors will cause results to differ significantly from those estimated. However, the company cannot reasonably estimate the potential impact on its financial condition and operations if key third parties, including governments, do not become Year 2000-capable on a timely basis. The com-pany is working through various trade associations as well as communicat-ing directly with its significant suppliers and customers to determine their Year 2000 capability. In addition, the company has begun contin-gency planning to handle potential disruptions in electrical, telecommuni-cations, transportation and distribution services. There can be no guarantee that these efforts will prevent the failure of third parties to become Year 2000-capable from having a material adverse affect on the company's financial condition or operations.














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